                                                                   Exhibit 10(e)


                   TRADE NAME AND TRADEMARK LICENSE AGREEMENT




                                     between




                             GULTON INDUSTRIES, INC.



                                       and



                            MARK IV INDUSTRIES, INC.








                          Dated as of February 10, 1997

                   TRADE NAME AND TRADEMARK LICENSE AGREEMENT


            TRADE NAME AND TRADEMARK LICENSE AGREEMENT (the "License Agreement"), dated as of February 10, 1997, between MARK IV INDUSTRIES, INC., a Delaware corporation ("Licensor"), and GULTON INDUSTRIES, INC., a Delaware corporation ("Licensee," and together with Licensor, the "Parties" or individually a "Party").


                               W I T N E S S E T H

            WHEREAS, Licensor, Licensee, Mark IV PLC and Greenwich Street Audio, LLC are parties to a Purchase Agreement, dated as of December 12, 1996, and amended as of December 18, 1996 (the "Purchase Agreement"), providing, among other things, for execution and delivery of this License Agreement (capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement);

            WHEREAS, Licensor is the owner of, and, in connection with the Audio Products Business, has used directly or indirectly through its subsidiaries the trade names, service marks and trademarks "MARK IV", "MARK IV AUDIO CONTROL TECHNOLOGY", "MARK IV AUDIO SYSTEMS", "MARK IV AUDIO NORTH AMERICA", "MARK IV CINEMA SYSTEMS" and "MARK IV PRO AUDIO" (such names and marks, together with any and all common law rights pertaining thereto, are referred to collectively as the "Licensed Marks");

            WHEREAS, Licensor desires to license to Licensee and Licensee desires to obtain the right for itself and any Audio Products Group Company to use the Licensed Marks in connection with the Audio Products Business on the terms set forth herein;

            NOW, THEREFORE, in consideration of the foregoing premises, the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

            1. Grant of License

            1.1 Grant. (a) Subject to the terms and conditions set forth in this License Agreement, Licensor hereby grants to Licensee and Licensee hereby accepts, a nonexclusive royalty-free right and license, with the right to sublicense as permitted by this Section 1, of utilizing all rights of Licensor that exist on the date hereof in and to the Licensed Marks in any jurisdiction in the world in which Licensee conducts the Audio Products Business (the "Territory") as its trademarks, service marks and trade names, and the trademarks, service marks and trade names of any or all of the Audio Products Group Companies, for the purposes and the periods set forth in this Section 1.

            (b) To the extent that any member of the Audio Products Group is, as of the date hereof, using either or both of the Licensed Marks as part of its corporate name, such Audio Products Group Company may continue to use such Licensed Mark as necessary or useful in connection with the conduct of its business until such time as the applicable corporate name change contemplated by
Section 1.3 has been effected. In addition, to the extent any member of the Audio Products Group uses, as of the date hereof, either or both of the Licensed Marks on stationery, signage, invoices, receipts, forms, packaging, products, advertising, promotional materials, training and service literature and materials and similar items ("Marked Materials"), and to the extent either or both of the Licensed Marks appear on any inventory at the time of Closing, the Audio Products Group Companies may (i) use the existing supplies of such Marked Materials or (ii) sell such inventory without altering or modifying such Marked Materials or inventory or removing such trademarks, service marks, brand names or trade, cor-porate or business names for a period of eighteen months after the Closing. With respect to tooling bearing either or both of the Licensed Marks, the Audio Products Group Companies may use such tooling to manufacture products of the Audio Products Business for a period of twelve months following the Closing and, thereafter, may sell any inventories of such products bearing such Licensed Mark until the earlier to occur of the following (x) such inventories are exhausted, or (y) 36 months after the Closing. If requested in writing by Licensor following the expiration of the time periods set forth in Section 1.3, Licensee will provide written confirmation of its compliance with the requirements of such Section .

            (c) Licensee may grant a sublicense of any rights granted to Licensee hereunder to any Audio Products Group Company during the Term (as defined in Section 6.1 hereof), provided, however, that no sublicensee pursuant to this Section 1 shall be permitted to sublicense to any other party the rights granted to it, and provided, further, that any such permitted sublicensee shall be bound by the terms and conditions of this License Agreement and expressly shall acknowledge that Licensor is an intended third party beneficiary of such sublicense with respect to the ownership, validity and maintenance of the Licensed Marks and quality control and other restrictions on such sublicensee's use of the Licensed Marks.

            1.2 Alternative Grant. In the event that the laws of a specific country in the Territory do not permit licensing of the Licensed Marks as contemplated herein (e.g., because such Licensed Marks are not subject to a trademark registration in such country), Licensor shall, at the request of Licensee, enter into an agreement expressly allowing Licensee to use the Licensed Marks on the terms and conditions of this License Agreement, to the extent such terms and conditions are applicable and legally permissible, and forebearing from objecting to any such use by Licensee of the Licensed Marks in such country as contemplated herein.

            1.3 Restrictions on Use. Within 60 days of the Closing, Licensee shall change the corporate names of the Audio Products Group Companies organized in the United States so that such names do not include the Licensed Marks or any name confusingly similar to the Licensed Marks. Within 6 months of the Closing, Licensee shall change the corporate names of the Audio Products Group Companies organized outside the United States so that such names do not include the Licensed Marks or any name confusingly similar to the Licensed Marks.

            1.4 Exceptions. Notwithstanding anything set forth in this License Agreement to the contrary, if, prior to the Closing Date, Licensor or any of the Audio Products Group Companies has licensed the Licensed Marks to any entity pursuant to terms that Licensee cannot rescind or terminate without payment or other costs or expenses, then, only with respect to such non-rescindable or non-terminable licenses, Licensee shall not be required to cease use of the Licensed Marks within the time periods otherwise specified herein.

            2. Quality Standards and Control.

            2.1 Quality Control. Licensee agrees to use the Licensed Marks in accordance with such commercially reasonable quality standards and specifications as may be set by Licensor and communicated in writing to Licensee from time to time (the "Quality Standards"), provided, that Licensor acknowledges that it is aware of the Quality Standards currently maintained by the Audio Products Group Companies, that such Quality Standards are acceptable to Licensor and that Licensee shall be in compliance with the terms of this paragraph 2.1 throughout the Term so long as it maintains Quality Standards of an equal or higher level.

            2.2 Inspection and Approval. From time to time, upon Licensor's reasonable request in writing, Licensee shall, at Licensor's expense, (i) provide Licensor with representative samples of ways in which the Licensed Marks are then being used by Licensee (or photographs depicting the same), and (ii) permit Licensor to inspect the places of business where the Licensed Marks are used, in each case for Licensor's inspection and approval of such use.

            2.3 Deficiencies. In the event Licensor notifies Licensee in writing of its failure to maintain proper Quality Standards with respect to the use of the Licensed Marks, Licensee shall use reasonably diligent efforts to cure the cause of such failure or, if cure is not possible within a reasonable period of time under the circumstances of the use at issue, to discontinue such non-conforming uses; provided, however, that Licensee shall be deemed to have maintained appropriate Quality Standards if the quality of such uses is not materially different from uses previously approved by Licensor or made by Licensor prior to the commencement of the Term hereof.

            3. Compliance with Laws. Licensee shall use the Licensed Marks only in compliance with applicable law. Upon Licensor's reasonable written request, Licensee shall include any notice or legend concerning ownership and/or license of the Licensed Marks that Licensor reasonably deems advisable or required by law.

            4. Ownership. (a) All uses to be made by Licensee of the Licensed Marks shall inure to the benefit of the Licensor. Licensee shall acquire no right, title or interest in the Licensed Marks or any goodwill associated therewith apart from the rights granted to Licensee herein.

            (b) This License Agreement shall not affect Licensor's right to enjoin or obtain relief against any acts by third parties of trademark infringement, dilution or unfair competition.

            (c) At the reasonable request of Licensor, Licensee shall, at Licensor's expense, execute and deliver any and all documents necessary to enter Licensee as a registered user of the Licensed Marks in each country of the Territory to the extent required by law.

            (d) Licensee shall not seek to register with the United States Patent and Trademark Office, any state trade mark office, or the equivalent trademark office in any foreign or other jurisdiction, either during or after the Term, any name, mark, symbol, device, configuration, or other designation confusingly similar to the Licensed Marks.

            (e) Licensor makes no representation or warranty as to the scope or validity of Licensor's right to use the Licensed Marks other than as provided herein.

            5. Infringement. Each Party will promptly notify the other upon becoming aware of any and all infringement, imitation, dilution or illegal use of the Licensed Marks. Licensor shall have the right, but not the obligation, to bring action against any infringement, imitation, dilution or illegal use of the Licensed Marks and to take any other actions that it may deem proper or necessary for the protection of the Licensed Marks. Upon Licensor's request, Licensee shall cooperate in connection with any such action brought by Licensor, at Licensor's expense.

            6. Term; Effects of Termination.

            6.1 Term. The term (the "Term") of this License Agreement shall commence upon the date hereof and shall continue in effect until the last right and license granted herein has terminated.

            6.2 Effects of Termination. Upon termination of this License Agreement, all rights of Licensee to use the Licensed Marks shall cease, and Licensee shall execute all documents reasonably necessary to evidence and record with the proper authorities the termination of Licensee's trademark license rights granted herein.

            7. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (a) if delivered by hand, when delivered; (b) if sent by telex, telecopy, cable (and confirmed by telephone) or by overnight delivery, when received, or (c) if sent by mail, five days after being mailed, certified or registered mail, with postage prepaid:

            (a)   if to Licensor, to it at:

                        Mark IV Industries, Inc.
                        One Town Centre
                        501 John James Audubon Parkway
                        Amherst, New York 14226
                        Attention:  John J. Byrne
                        Telecopy:

                  with a copy to:

                        Lippes, Silverstein, Mathias
                          & Wexler, LLP
                        700 Guaranty Building
                        28 Church Street
                        Buffalo, New York 14202
                        Attention:  Gerald S. Lippes, Esq.
                        Telecopy:  (716) 853-5199

or to such other person or address as Licensor shall furnish to Licensee in writing.

            (b)   if to Licensee, to it at:

                        Gulton Industries, Inc.
                        602 Cecil Street
                        Buchanan, Michigan 49107
                        Attention:  Robert D. Pabst
                        Telecopy:  (616) 695-4709
                  with a copy to:

                        Debevoise & Plimpton
                        875 Third Avenue
                        New York, New York 10022
                        Attention: Andrew L. Sommer, Esq.
                        Telecopy: (212) 909-6836

or to such other person or address as Licensee shall furnish to Licensor in writing.

            All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

            8. Miscellaneous.

            8.1 Entire License Agreement. This License Agreement sets forth the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, between the Parties with respect to the subject matter hereof.

            8.2 Amendment and Modification. This License Agreement may be amended, modified and supplemented only by written agreement of the Parties hereto.

            8.3 Waiver of Compliance. Any failure of Licensor or Licensee to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the President or a Vice President of

Licensor or Licensee, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            8.4 Assignment. This License Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this License Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the Parties hereto without the prior written consent of the other Party; provided, that Licensee may assign this License Agreement to any subsidiary of Licensee, or to any lender to Licensee or any subsidiary or affiliate thereof as security for obligations to such lender, and provided, further, that no assignment to any such lender shall in any way affect Licensee's obligations or liabilities under this License Agreement.

            8.5 No Agency. Licensor and Licensee are in dependent contractors with respect to each other, and nothing herein shall create any association, partnership, joint venture or agency relationship between them.

            8.6 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the Parties hereto and their successors or assigns, any rights or remedies under or by reason of this License Agreement.

            8.7 Severability. The invalidity, illegality or unenforceability of any provision, term, or agreement contained in or made a part of this License Agreement in a particular jurisdiction shall not affect the validity, legality or enforceability of the remainder of this License Agreement in such jurisdiction or the validity, legality or enforceability of the provision, term or agreement at issue in any other jurisdiction, and the Parties shall negotiate in good faith to replace the invalid, illegal or unenforceable provision, term or agreement with a valid, legal and enforceable provision in such jurisdiction that has the effect nearest to that of the provision, term, or agreement being replaced.

            8.8 Counterparts. This License Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.9 Further Assurances. Each of the Parties hereto agrees to take all further actions and to execute and deliver, in the name and on behalf of the Licensee or the Licensor, all such documents and do, in the name and on behalf of the Licensee or Licensor, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Licensee and otherwise to carry out the purposes of this License Agreement.

            8.10 Headings. The headings of the Sections of this License Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this License Agreement.

            8.11 Governing Law and Jurisdiction. This License Agreement and the legal relations among the Parties hereto shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law doctrine.

            8.12 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LICENSE AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR

INDIRECTLY ARISING OUT OF OR RELATING TO THIS LICENSE AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS LICENSE AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS LICENSE AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS LICENSE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

            8.13 Equitable Relief. Each Party (the "Breaching Party") acknowledges that the other Party (the "Non-Breaching Party") will suffer irreparable harm as a result of the material breach by the Breaching Party of any covenant or agreement to be performed or observed by the Breaching Party under this License Agreement, and acknowledges that the Non-Breaching Party shall be entitled to apply for and receive from any court or administrative body of competent jurisdiction a temporary restraining order, preliminary injunction and/or permanent injunction, without any necessity of proving damages, enjoining the Breaching Party from further breach of this License Agreement or further infringement or impairment of the rights of the Non-Breaching Party.

            8.14 Construction of this License Agreement. In any construction of this License Agreement, the License Agreement shall not be construed against any Party based upon the identity of the drafter of the License Agreement or any provision of it.

            IN WITNESS WHEREOF, the Parties hereto have caused this License Agreement to be executed as of the date first above written.

                              MARK IV INDUSTRIES, INC.


                              By /s/ JOHN J. BYRNE
                                 --------------------------
                                 Name: John J. Byrne
                                 Title: Vice President and
                                        Chief Financial Officer



                              GULTON INDUSTRIES, INC.


                              By /s/ CHRISTINE K. VANDEN BEUKEL
                                 -------------------------------
                                 Name: Christine K. Vanden Beukel
                                 Title: Vice President and
                                        Secretary